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                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.   20549


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                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                  Date of report (Date of earliest event reported)
                            July 14, 1994 (July 1, 1994)



                                NEW PLAN REALTY TRUST
                 (Exact Name of Registrant as Specified in Charter)


    Massachusetts                0-7532             13-1995781
(State or Other Jurisdiction   (Commission        (IRS Employer
    of Incorporation)           File Number)      Identification No.)



               1120 Avenue of the Americas, New York, New York  10036
                 (Address of Principal Executive Offices)(Zip Code)


          Registrant's telephone number, including area code (212) 869-3000



            (Former Name or Former Address, if Changed Since Last Report)





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
Item 2.  Acquisition and Disposition of Assets

      Since the last Form 8-K filed by New Plan Realty Trust (the "Company") dated May 20, 1994, as amended by the Form 8-K/A filed by the Company dated June 10, 1994 and the Form 8-K/A filed by the Company dated July 6, 1994, the Company, on July 1, 1994, acquired Sedgefield Apartments, located in Florence, South Carolina. Sedgefield Apartments is a residential apartment complex consisting of 280 apartment units on approximately 18.7 acres. Sedgefield Apartments is currently 93% occupied.

Item 7.  Financial Statements, Pro Forma Financial Statements and
Exhibits.

    (a) and (b) Financial Statements of Businesses Acquired and
                Pro Forma
                Financial Information.

      The purchase price of the acquired property described in
Item 2 above (the "Property") was approximately $7,700,000, all of which was paid by the Company in cash. The purchase price of the Property represents less than 10% of the total unaudited assets of the Company.

      However, because the Property when added to prior unaudited acquisitions exceeds 10% of the unaudited assets of the Company, audited statements of revenues and certain operating expenses relative to the Property and pro forma condensed financial information reflecting the acquisition of the Property will be filed under cover of Form 8-K/A as soon as practicable, but not later than 60 days after this report on Form 8-K.


      (c)   Exhibits.

            None.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 1994

                        NEW PLAN REALTY TRUST


                        By:______________________________

                        Michael I. Brown
                        Chief Financial Officer